UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2024

Cloudflare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39039	27-0805829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Townsend Street
San Francisco, CA		94107
(Address of principal executive offices)		(Zip code)
(888) 993-5273
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	NET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On May 17, 2024, Cloudflare, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company from time to time party thereto as guarantors, the lenders from time to time party thereto (the “Lenders”) and Citibank, N.A., as administrative agent and collateral agent. The Credit Agreement provides for a senior secured $400.0 million revolving loan facility (the “Revolving Facility”), with a $30.0 million sublimit for the issuance of letters of credit and a $30.0 million sublimit for swingline borrowings. The Credit Agreement permits the Company, subject to the satisfaction of certain conditions, including obtaining commitments from new or existing lenders, to increase the commitments under the Revolving Facility by an aggregate principal amount of up to $150.0 million.

The proceeds of the loans under the Revolving Facility may be used for working capital and general corporate purposes. The Revolving Loans may be prepaid or repaid and reborrowed prior to the maturity date for the Revolving Facility, without penalty or premium, subject to customary breakage costs for loans bearing interest at the term SOFR rate. As of the closing date of the Credit Agreement, no loans or letters of credit were outstanding under the Credit Agreement.

The Revolving Facility commitments terminate and all outstanding loans are due and payable on May 17, 2029 (the “Scheduled Maturity Date”). If on the date that is 91 days prior to the scheduled maturity date of the Company’s 0% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”) and/or any other convertible notes issued to refinance, exchange or replace the 2026 Convertible Notes (“Refinancing Notes”) (such prior date, the “Springing Maturity Date”), (a) all or any portion of the 2026 Convertible Notes and/or any Refinancing Notes remains outstanding with a maturity date that is not later than 91 days after the Scheduled Maturity Date and (b) on the Springing Maturity Date, the liquidity of the Company and its subsidiaries (calculated as set forth in the Credit Agreement) is less than an amount equal to 125% of the aggregate outstanding principal amount of the 2026 Convertible Notes (or any Refinancing Notes), then the maturity date of the Revolving Facility shall automatically be modified to the Springing Maturity Date.

The Company is obligated to pay customary closing fees, arrangement fees and administration fees for a credit facility of this size and type. The Company is required to pay a commitment fee on the daily unused amount of Revolving Facility commitments ranging from 0.25% to 0.40% per annum, depending upon the Company’s total net leverage ratio.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at either: (a) the alternate base rate, which is defined as a fluctuating rate per annum equal to the greatest of (i) the prime rate then in effect, (ii) the federal funds rate then in effect, plus 0.50% per annum, and (iii) an adjusted term SOFR rate determined on the basis of a one-month interest period plus 1.00%, in each case, plus a margin of between 0.75% and 1.50%; or (b) an adjusted term SOFR rate (based on one, three or six month interest periods, or, with the consent of each Lender, twelve months or less than one month), plus a margin of between 1.75% and 2.50%. The applicable margin in each case is determined based on the Company’s total net leverage ratio. Interest is payable quarterly in arrears with respect to borrowings bearing interest at the alternate base rate or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at the term SOFR rate.

The obligations under the Credit Agreement are required to be guaranteed by certain material domestic subsidiaries of the Company and secured by substantially all of the personal property of the Company and such subsidiary guarantors. The Credit Agreement also contains customary affirmative and negative covenants, including negative covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt, grant liens, undergo certain fundamental changes, dispose of assets, make certain restricted payments and prepayments, enter into restrictive agreements, enter into transactions with affiliates, make investments, and amend certain agreements relating to debt, in each case, subject to limitations and exceptions set forth in the Credit Agreement. The Company is also required to maintain compliance with a maximum consolidated net leverage ratio and a minimum interest coverage ratio, in each case, calculated in accordance with the terms of the Credit Agreement.

The Credit Agreement contains various customary events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events, material judgments, and events constituting a change of control, subject to thresholds and cure periods as set forth in the Credit Agreement. Upon the occurrence and during the continuance of an event of default, the lenders may terminate their commitments and accelerate the Company’s obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law. Notwithstanding the foregoing, acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company or any material subsidiary. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a per annum rate equal to 2.00% above the otherwise applicable interest rate.

Certain of the Lenders and/or their affiliates have engaged in, and may in the future engage in, commercial banking, investment banking and other banking and/or financial services with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Credit Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Credit Agreement, a copy of which the Company will file with the Securities and Exchange Commission as an exhibit to a forthcoming periodic report.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloudflare, Inc.

Dated: May 21, 2024	By:	/s/ Douglas Kramer
Douglas Kramer
Chief Legal Officer and Secretary